UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2021

PS BUSINESS PARKS, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-10709	95-4300881
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

701 Western Avenue, Glendale, California	91201-2349
(Address of principal executive offices)	(Zip Code)

(818) 244-8080

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.01 par value per share	PSB	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a 5.200% Cum Pref Stock, Series W, $0.01 par value	PSBPrW	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a 5.250% Cum Pref Share, Series X, $0.01 par value	PSBPrX	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a 5.200% Cum Pref Share, Series Y, $0.01 par value	PSBPrY	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a 4.875% Cum Pref Share, Series Z, $0.01 par value	PSBPrZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement

On September 28, 2021, PS Business Parks, Inc. (the “Company”) entered into a Purchase and Sale Agreement (the “Agreement”), by and between the Company and an affiliate of Longfellow Real Estate Partners (the “Buyer”), an affiliate of Longfellow Strategic Value Fund. The Agreement provides that, upon the terms and subject to the conditions set forth therein, the Buyer will acquire the Company’s Lusk Business Park, a business park in the Sorrento Mesa submarket of San Diego, California, for an aggregate purchase price of $315.4 million (the “Lusk Sale”). On October 6, 2021, the Buyer’s due diligence period expired without exception and their purchase deposit became non-refundable. The Company expects the net proceeds from the Lusk Sale, after payment of transaction costs, will be approximately $311.0 million. The Agreement contains customary representations, warranties, covenants, and closing conditions. The Lusk Sale is expected to close in October 2021.

Item 7.01	Regulation FD Disclosure

On October 6, 2021, the Company issued a press release announcing the Lusk Sale. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 7.01, including the related information set forth in the press release attached hereto as Exhibit 99.1, is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in any such filing.

Item 8.01	Other Events

If the Lusk Sale closes as expected in October 2021, the Company anticipates approximately $50.5 million of the net sale proceeds will qualify as a Section 1031 exchange for its recently acquired Port America Industrial Park in Dallas, Texas. If the Company is unable to find a suitable Section 1031 exchange opportunity for the remainder of the net sale proceeds from the Lusk Sale by year end, the Company expects to declare and pay by year end a one-time special dividend sourced by a portion of the disposition proceeds. The actual amount of any special dividend will be determined by the Company based on its estimate of 2021 REIT taxable income. Based on its preliminary estimate of 2021 REIT taxable income, the Company currently expects the special dividend would be between $166.0 million and $183.5 million, or $4.75 and $5.25 per common share and unit.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this Form 8-K, other than statements of historical fact, are forward-looking statements which may be identified by the use of the words “expects,” “believes,” “anticipates,” “should,” “estimates” and similar expressions. These forward-looking statements involve known and unknown risks and uncertainties, which may cause actual events to be materially different from those expressed or implied in the forward-looking statements. Factors and risks that may impact future results and performance include, but are not limited to, those described in Part 1, Item 1A, “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 23, 2021 and in the Company’s other filings with the SEC.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.

99.1	Press Release dated October 6, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PS BUSINESS PARKS, INC.

By:	/s/ Jeffrey D. Hedges
Jeffrey D. Hedges
Chief Financial Officer

Date: October 6, 2021